Exhibit 99.2

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

Rob Meyne

(702) 792-7353

robmeyne@boydgaming.com

BOYD GAMING ANNOUNCES INITIAL RESULTS OF TENDER OFFER

AND CONSENT SOLICITATION FOR ITS

7.75% SENIOR SUBORDINATED NOTES DUE 2012

- Receives Requisite Consent and Enters into Supplemental Indenture -

LAS VEGAS — NOVEMBER 10, 2010 — Boyd Gaming Corporation (NYSE: BYD) today announced that pursuant to the terms of its previously announced tender offer and consent solicitation for any and all of its outstanding 7.75% Senior Subordinated Notes due 2012 (the “Notes”), holders of approximately $92 million aggregate principal amount of the outstanding Notes (approximately 58%, excluding any Notes held by the Company and its affiliates), have validly tendered their Notes and are deemed to have validly delivered the requisite consents for the proposed amendments to the indenture governing the Notes prior to the expiration of the consent date which was 5:00 p.m., New York City time, on November 9, 2010.

The consents received exceeded the number needed to approve the proposed amendments. The terms of the tender offer and consent solicitation are detailed in the Company’s offer to purchase and consent solicitation statement, dated as of October 26, 2010. Based on the consents received, the Company and the trustee under the indenture governing the Notes have entered into a supplemental indenture that, among other modifications, eliminates substantially all of the restrictive covenants in the indenture. The supplemental indenture became operative on November 10, 2010, the date that the Company accepted for purchase Notes that were validly tendered, and not validly withdrawn, prior to 5:00 p.m. New York City time on the consent date. The Notes that have been accepted for purchase by the Company may no longer be withdrawn and the related consents may no longer be revoked.

The tender offer remains open and will expire at 5:00 p.m. New York City time on the expiration date, which is November 24, 2010 (or such later date if extended). Promptly following the expiration date, subject to the satisfaction of the conditions set forth in the offer to purchase and consent solicitation statement, the Company expects to accept for purchase and settle all Notes that have been validly tendered (and not validly withdrawn) after 5:00 p.m. New York City time on the consent date but prior to 5:00 p.m. New York City time on the expiration date. Holders that tender Notes after the consent date will not be eligible to receive a consent payment.

The Company engaged J.P. Morgan and BofA Merrill Lynch as Dealer Managers and Solicitation Agents for the offer to purchase and the consent solicitation. Persons with questions regarding the offer to purchase and the consent solicitation should contact J.P. Morgan at (800) 245-8812 (toll-free) or (212) 270-1200 (collect) or BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 388-9217 (collect). Requests for documents should be directed to MacKenzie Partners, Inc., the Information Agent, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect). The Depositary for the offer to purchase and the consent solicitation is Wells Fargo Bank, National Association. The Depositary can be contacted at (800) 344-5128 (toll-free).

This press release is for information purposes only and is not an offer to purchase, a solicitation of acceptance of the offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offer is being made pursuant to the tender offer documents, including the Offer to Purchase, which the Company is distributing to holders of Notes. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Forward-looking Statements

Except for historical information contained herein, the matters set forth in this release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s safe harbor compliance statement for forward-looking statements included in the Company’s recent filings, including Forms 10-K, 10-Q and 8-K, with the Securities and Exchange Commission. In particular, there can be no assurances that the tender offer will be consummated.